UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) of
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2006

FIRSTWAVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-21202	58-1588291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5775 Glenridge Drive Bldg E, Suite 400 Atlanta, Georgia 30328
(Address of principal executive offices)

770-250-0360
Registrant's telephone number, including area code:
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement.

On May 5, 2006, Firstwave Technologies, Inc. (“Firstwave”) issued a press release announcing the signing of an Intellectual Property Assignment Agreement with Galactus Software LLP (“Galactus”), a limited liability partnership based in Cape Coral, Florida. The full text of the press release is furnished as Exhibit 99.1 attached hereto and incorporated by reference into this report.

Under the terms of the agreement, Galactus assumes ownership of the .Net Integrated Development Environment (“IDE”) that Firstwave developed for use in writing applications for the CRM market to use in the application conversion marketplace. The agreement also grants to Firstwave the exclusive rights to continue using the software in the CRM market.

The purchase price for the assignment was Five Hundred Thousand Dollars ($500,000US) and, as directed by the agreement, paid by cashier’s check on the Assignment Effective Date, May 2, 2006, when Galactus gave notice to Firstwave that it had accepted the software.

The foregoing is a summary description of certain terms of the Intellectual Property Assignment Agreement and is qualified in its entirety by the text of the Agreements. A copy of the Intellectual Property Assignment Agreement is furnished as Exhibit 10.1 attached hereto and incorporated by reference into this report

ITEM 9.01    Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Intellectual Property Assignment Agreement between Firstwave Technologies, Inc. and Galactus Software LLP, effective May 2, 2006.
99.1	Press Release issued by the Firstwave Technologies, Inc. on May 5, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTWAVE TECHNOLOGIES, INC. By: /s/ David G. Kane David G. Kane Controller

Date: May 5, 2006

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Index to Exhibits

Exhibit No.	Description

10.1	Intellectual Property Assignment Agreement between Firstwave Technologies, Inc. and Galactus Software LLP, effective May 2, 2006.
99.1	Press Release issued by the Firstwave Technologies, Inc. on May 5, 2006.

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